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                                                                  EXHIBIT (23)-7

                   CONSENT OF BARR DEVLIN & CO. INCORPORATED

     We hereby consent to the use of our opinion in the Joint Proxy Statement/Prospectus of Ohio Edison Company and Centerior Energy Corporation included in this Registration Statement of FirstEnergy Corp. and to all references to our firm included in or made a part of this Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulations adopted by the Securities and Exchange Commission thereunder.

                                          /s/ BARR DEVLIN & CO. INCORPORATED

                                          BARR DEVLIN & CO. INCORPORATED

New York, New York
February 3, 1997